Exhibit 99.1

Synlogic Reports Second Quarter 2022 Financial Results and Provides Business Update

– Three clinical data readouts across three programs expected in H2 2022 –

– PKU Phase 3 readiness activities underway for planned start in H1 2023 –

– $106.8 million in cash, cash equivalents and short-term investments support projected runway into 2024 –

– Conference call and webcast at 8:30 a.m. ET today –

Cambridge, Mass. August 11, 2022 – Synlogic, Inc. (Nasdaq: SYBX), a clinical-stage biotechnology company developing medicines for metabolic and immunological diseases through its proprietary approach to synthetic biology, today reported financial results for the second quarter ended June 30, 2022 and provided an update on its pipeline programs.

“We look forward to three clinical data readouts in the remainder of this year for our programs in phenylketonuria (PKU), homocystinuria (HCU) and enteric hyperoxaluria (EH), reflecting the progress of our Synthetic Biotic platform,” said Aoife Brennan, M.B. Ch.B, Synlogic President and Chief Executive Officer. “Our research productivity continues with the naming of our latest metabolic disease drug candidate and pipeline addition.”

Anticipated Upcoming Milestones

•
Report additional Phase 2 data and final candidate selection for PKU program in H2 2022
•
Initiate the Phase 3 trial for the PKU program in H1 2023 with Phase 3 readiness activities currently underway
•
Share data from the Phase 1 trial in healthy volunteers for SYNB1353 for HCU in H2 2022
•
Share proof of concept data for SYNB8802 for EH in H2 2022

Recent Business Highlights

•
Received Positive Opinion on Orphan Designation from the European Medicines Agency for SYNB1618 for the treatment of PKU
•
Initiated the Phase 1 study of SYNB1353 in healthy volunteers for the treatment of HCU
•
Named SYNB2081, a Synthetic Biotic designed to lower uric acid, for the treatment of gout, our second drug candidate through our partnership with Ginkgo Bioworks
•
Brendan St. Amant appointed to General Counsel and Corporate Secretary
•
Participated and presented data at the following scientific congresses and patient conferences:
o
EH program data were presented at the American Urological Association’s Annual Meeting held May 13-16, 2022; IBD program data were presented at Digestive Disease Week held May 21-24, 2022; and HCU program data were presented at the Boston Bacterial Meeting on June 14, 2022.
o
PKU and HCU program data were presented at the 2022 HCU Network America, Organic Acidemia Association and Propionic Acidemia Foundation 2022 Conference held June 25-26, 2022, and at the National PKU Alliance’s (NPKUA) biennial conference held July 7-10, 2022.

Second Quarter 2022 Financial Results

As of June 30, 2022, Synlogic had cash, cash equivalents and short-term investments of $106.8 million.

Revenue for the three months ended June 30, 2022 and for the corresponding period in 2021 was $0.2 million. Revenue in both periods was associated with the ongoing research collaboration with Roche for the discovery of a novel Synthetic Biotic for the treatment of IBD.

For the three months ended June 30, 2022, Synlogic reported a consolidated net loss of $15.8 million, or $0.22 per share, compared to a consolidated net loss of $14.5 million, or $0.28 per share, for the corresponding period in 2021.

Research and development expenses were $12.1 million for the three months ended June 30, 2022 compared to $10.7 million for the corresponding period in 2021.

General and administrative expenses were $4.1 million for the three months ended June 30, 2022 and for the corresponding period in 2021.

Financial Outlook

Based upon its current operating plan and balance sheet as of June 30, 2022, Synlogic expects to have sufficient cash to be able to fund operations into 2024.

Investor and Industry Conference Participation

Synlogic will participate in the following upcoming investor and industry conferences:

•
The H.C. Wainwright Global Investment Conference. Michael Jensen, Chief Financial Officer, and Molly Harper, Chief Business Officer, will provide a company presentation on Monday, September 12, 2022 during the H.C. Wainwright 24th Annual Global Investment Conference being held September 12-14, 2022 virtually and in-person in New York City.

Live webcasts of the presentations, if available, will be accessible under the “Event Calendar” in the Investors & Media section of the Synlogic website. Archived versions will be available afterwards at the same location.

Conference Call & Webcast Information

Synlogic will host a conference call and live webcast at 8:30 a.m. ET today, August 11, 2022. To access the webcast, please register here. To access the call by phone, please register here and you will be provided with dial-in details. You can also access these links on the “Events Calendar” section of the Investors & Media webpage. For those unable to participate in the conference call or webcast, a replay will be available for 30 days on the Synlogic website.

About Synlogic

Synlogic is a clinical-stage biotechnology company developing medicines through its proprietary approach to synthetic biology. Synlogic’s pipeline includes its lead program in phenylketonuria (PKU), which has demonstrated proof of concept with plans to start a pivotal, Phase 3 study in the first half of 2023, and additional novel drug candidates designed to treat homocystinuria (HCU) and enteric hyperoxaluria. The rapid advancement of these potential biotherapeutics, called Synthetic Biotics, has been enabled by Synlogic’s reproducible, target-specific drug design. Synlogic uses programmable, precision genetic engineering of well-characterized probiotics to exert localized activity for therapeutic benefit, with a focus on metabolic and immunologic diseases. In addition to its clinical programs, Synlogic has a research collaboration with Roche on the discovery of a novel Synthetic Biotic for the treatment of inflammatory bowel disease. Synlogic has also developed two drug candidates through a research collaboration with Ginkgo Bioworks: SYNB1353 designed to consume methionine for the potential treatment of HCU, and SYNB2081, designed to lower uric acid for the potential treatment of gout. For additional information visit www.synlogictx.com.

Forward-Looking Statements

This press release contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words "may," "could," "should," "anticipate," "believe," “look forward,” "estimate," "expect," "intend," on track,” "plan," "predict" and similar expressions and their variants, as they relate to Synlogic, may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic's approach to Synthetic Biotics to develop therapeutics to address a wide range of diseases including: inborn errors of metabolism and inflammatory and immune disorders; our expectations about sufficiency of our existing cash balance; the future clinical development of Synthetic Biotics; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; and the expected timing of Synlogic's clinical trials of SYNB1618, SYNB1934, SYNB1353 and SYNB8802 and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statements as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading "Risk Factors" in Synlogic's filings with the U.S Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Synlogic's current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic's view as of any date subsequent to the date hereof.

Synlogic, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands except share and per share data)	For the Three Months Ended			
	June 30, 2022		June 30, 2021	
Revenue	$	152	$	246
Operating expenses				
Research and development		12,057		10,719
General and administrative		4,112		4,061
Total operating expenses		16,169		14,780
Loss from operations		(16,017)		(14,534)
Other income, net		175		49
Net loss	$	(15,842)	$	(14,485)
Net loss per share - basic and diluted	$	(0.22)	$	(0.28)
Weighted-average common shares used in computing net loss per share - basic and diluted		72,106,224		52,049,424

Media Contact:	Investor Contact:
Bill Berry Berry & Company Public Relations Phone: 212-253-8881 Email: bberry@berrypr.com	Andrew Funderburk Kendall Investor Relations Phone: 617-401-9152 Email: afunderburk@kendallir.com